    As filed with the Securities and Exchange Commission on January 27, 1998
                                                 Registration No. ______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                               -----------------

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------

                            NOVASTAR FINANCIAL, INC.
             (Exact Name of registrant as specified in its charter)

          Delaware                                         74-2830661
(State or other jurisdiction                            (I.R.S. employer
of incorporation or organization)                      identification no.)

           1900 West 47th Place, Suite 205, Westwood, Kansas 66205
              (Address of principal executive offices) (Zip code)

                            NOVASTAR FINANCIAL, INC.

         AMENDED AND RESTATED 1996 EXECUTIVE AND NON-EMPLOYEE DIRECTOR
               STOCK OPTION PLAN (LAST AMENDED DECEMBER 6, 1996)
                            (Full title of the plan)
                               -----------------

                                Scott F. Hartman
          Chairman of the Board, Secretary and Chief Executive Officer
                            NovaStar Financial, Inc.
                        1900 West 47th Place, Suite 205
                             Westwood, Kansas 66205
                                 (913) 362-1090
(Name, address and telephone number, including area code, of agent for service)
                               -----------------

                    PLEASE SEND COPIES OF COMMUNICATIONS TO:
                            Phillip R. Pollock, Esq.
                                 Tobin & Tobin
                       One Montgomery Street, 15th Floor
                        San Francisco, California 94014
                                -----------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================
                                   Proposed maximum    Proposed maximum
Title of securities Amount to be  offering price per   aggregate offering       Amount of
to be registered    registered          share               price           registration fee
--------------------------------------------------------------------------------------------
 Common Stock
 par value $.01     782,617.00(1)    $17.66(2)            $13,821,016.22(2)   $4,078.20(2)
 per share
============================================================================================

(1) This Registration Statement also covers such additional number of shares of Common Stock as may be issuable by reason of the operation of the anti-dilution of the Plan
(2) Calculated in accordance with Rule 457(c) and (h) based on the average of the high and low prices, reported for the Common Stock on the New York Stock Exchange on January 26, 1998 of $17.66 per share.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed by NovaStar Financial, Inc. (the "Company") with the Commission are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         (a) The Company's Prospectus, dated October 30, 1997, and filed pursuant to Rule 424(b) under the Securities Act on October 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed October 23, 1997 (Reg. No. 1-13533).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         The Common Stock, par value $.01 per share, of the Company is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         The Maryland General Corporation Law (the "Maryland GCL") permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholder for money damages, except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors and officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law as amended and interpreted.

         The Company's Charter obligates the Company to indemnify its directors and officers to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The Maryland GCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         The Company's Articles of Incorporation provide that its directors and officers shall, and its agents in the discretion of the Board of Directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

Item 7.  Exemption from Registration Claimed

         Not applicable

Item 8.  Exhibits

Exhibit #    Description
---------    -----------

4.3*         Specimen Common Stock Certificate

5.1          Opinion of Tobin & Tobin

5.2          Opinion of Piper & Marbury L.L.P.

8.1          Opinion of Jeffers, Wilson, Shaff & Falk LLP

10.1         1996 Executive And Non-Employee Director Stock Option Plan (Last Amended
             December 6, 1996)

23.1         Consent of Tobin & Tobin (included in Exhibit 5.1)

23.2         Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2)

23.3         Consent of Jeffers, Wilson, Shaff & Falk LLP (included in Exhibit 8.1)

23.4         Consent of KPMG Peat Marwick LLP

24.1         Power of Attorney (included with signature page)

----------------------------
* Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (333-32327) filed by the Registrant with the Securities and Exchange Commission

Item 9.  Undertakings


         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by, or furnished to the Commission by, the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on January 26, 1998.

                                           NOVASTAR FINANCIAL, INC.

                                           By  /s/ Scott F. Hartman
                                               --------------------------------
                                               Scott F. Hartman
                                               (Chairman of the Board and Chief
                                               Executive Officer)

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott F. Hartman, W. Lance Anderson, Mark
J. Kohlrus and Rodney E. Schwatken, and each of them, his or true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities including his or her capacity as a director and/or officer of NovaStar Financial, Inc., to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

 Signature                    Position                           Date
 ---------                    --------                           ----

/s/ Scott F. Hartman
-----------------------  Chairman of the Board, Chief      January 26, 1998
Scott F. Hartman         Executive Officer and Director
                         (Principal Executive Officer)

/s/ W. Lance Anderson
-----------------------  President, Chief Operating        January 26, 1998
W. Lance Anderson        Officer and Director


/s/ Mark J. Kohlrus
-----------------------  Senior Vice President, Treasurer  January 26, 1998
Mark J. Kohlrus          and Chief Financial Officer
                         (Principal Financial Officer)

/s/ Rodney E. Schwatken
-----------------------  Vice President, Controller,       January 26, 1998
Rodney E. Schwatken      and Assistant Treasurer
                         (Principal Accounting Officer)

/s/ Gregory T. Barmore
-----------------------  Director                          January 26, 1998
Gregory T. Barmore


/s/ Edward W. Mehrer
-----------------------  Director                          January 26, 1998
Edward W. Mehrer



-----------------------  Director                          January [____], 1998
Jenne Britell

Item 8.  Exhibits

Exhibit #   Description
---------   -----------
4.3*        Specimen Common Stock Certificate

5.1         Opinion of Tobin & Tobin

5.2         Opinion of Piper & Marbury L.L.P.

8.1         Opinion of Jeffers, Wilson, Shaff & Falk LLP

10.1        1996 Executive And Non-Employee Director Stock Option Plan (Last Amended
            December 6, 1996)

23.1        Consent of Tobin & Tobin (included in Exhibit 5.1)

23.2        Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2)

23.3        Consent of Jeffers, Wilson, Shaff & Falk LLP (included in Exhibit 8.1)

23.4        Consent of KPMG Peat Marwick LLP

24.1        Power of Attorney (included with signature page)

----------------------------
* Previously filed and incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-11 (333-32327) filed by the Registrant with the Securities and Exchange Commission